Exhibit 5.1

Faegre & Benson LLP 1470 Walnut Street Boulder, CO 80302

December 29, 2011

Ascent Solar Technologies, Inc.
12300 Grant Street
Thornton, Colorado 80241

Re:    Ascent Solar Technologies, Inc.

Ladies and Gentlemen:

We have acted as counsel to Ascent Solar Technologies, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “Securities Act”), of the Company's Registration Statement on Form S-3, which was filed on December 29, 2011 (the “Registration Statement”), for the sale from time to time of: shares of the Company's common stock, $0.0001 par value per share (“Common Stock”); one or more classes or series of shares of the Company's preferred stock, $0.0001 par value per share (“Preferred Stock”); warrants (“Warrants”) to purchase Common Stock, Preferred Stock, or any combination of those securities; and such indeterminate amount and number of each class or series of the foregoing securities as may be issued upon conversion or exchange of any other securities that provide for such conversion or exchange (“Indeterminate Securities”), all with an aggregate offering price of up to $25,000,000. The Common Stock, Preferred Stock, Warrants, and Indeterminate Securities are hereinafter referred to collectively as the “Covered Securities.” Covered Securities will be sold or delivered from time to time as set forth in the Registration Statement, the prospectus set forth therein, and any supplements thereto.

In such capacity, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement and such corporate records, documents, certificates, and other agreements and instruments as we have deemed necessary or appropriate to enable us to render the opinions hereinafter expressed.  In connection with our opinion expressed below, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed; (iv) that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Securities Act; (v) that a prospectus supplement will have been filed with the Commission describing the Covered Securities offered thereby; (vi) that all Covered Securities will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement(s); (vii) that a definitive purchase, underwriting or similar agreement with respect to any Covered Securities offered will have been duly authorized and validly approved, executed, and delivered by the Company and the other parties thereto; (viii) that any securities issuable upon conversion, exchange, redemption, or exercise of any Covered Securities being offered will be duly authorized, created, and, if appropriate, reserved for issuance upon such conversion, exchange, redemption, or exercise; (ix) with respect to shares of Common Stock or Preferred Stock offered, that there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company's organizational documents and not otherwise reserved for issuance; and (x) at or prior to the time of the delivery of any of the Covered Securities, that there will not have occurred any change of law affecting the validity or enforceability of these securities.

Based on the foregoing, we are of the opinion that:

1.     With respect to shares of Common Stock, when both: (a) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”) has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters; and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered, and delivered either (i) in accordance with the applicable definitive purchase, underwriting, or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Common Stock, upon payment of the consideration therefor provided for therein or (ii) upon conversion or exercise of any other Covered Security into or for Common Stock, in accordance with the terms of such Covered Security or the instrument governing such Covered Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, then the shares of Common Stock will be validly issued, fully paid, and nonassessable;

2.     With respect to any particular class or series of shares of Preferred Stock, when both: (a) the Board has taken all necessary corporate action to approve the issuance of and the terms of the shares of Preferred Stock, the terms of the offering thereof, and related matters, including the adoption of a certificate of designation relating to such Preferred Stock conforming to the Delaware General Corporation Law (a “Certificate”) and the filing of the Certificate with the Secretary of State of Delaware; and (b) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered, and delivered either (i) in accordance with the applicable definitive purchase, underwriting, or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Preferred Stock, upon payment of the consideration therefor provided for therein or (ii) upon conversion or exercise of any other Covered Security into or for Preferred Stock, in accordance with the terms of such Covered Security or the instrument governing such Covered Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, then the shares of Preferred Stock will be validly issued, fully paid, and nonassessable; and

3.     With respect to the Warrants, when both: (a) the Board has taken all necessary corporate action to approve the issuance of and the terms of the Warrants and related matters; and (b) the Warrants have been duly executed and delivered against payment therefor, pursuant to the applicable definitive purchase, underwriting, warrant, or similar agreement duly authorized, executed, and delivered by the Company and a warrant agent, if any, and the certificates for the Warrants have been duly executed and delivered by the Company and such warrant agent, then the Warrants will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

We express no opinion as to the laws of any jurisdiction other than the federal laws of the United States of America and the Delaware General Corporation Law, including the statutory provisions, applicable provisions of the Delaware constitution and all reported judicial decisions interpreting those laws. We express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof.

We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement filed as of the date hereof and to the reference to this firm under the caption “Legal Matters” in the prospectus that forms a part of the Registration Statement. In giving this consent, we do not thereby imply or admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the Commission promulgated thereunder, or Item 509 of Regulation S-K.

This opinion letter is rendered as of the date first written above and is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

FAEGRE & BENSON LLP

By:    /s/ James H. Carroll
James H. Carroll